Exhibit 23.2
Consent of Independent Auditors
We consent to the incorporation by reference in the registration statements (No. 333-175002, No. 333-175559, No. 333-235472, No. 333-264756 and No. 333-264776) on Form S-3, the registration statement (No. 333-235472) on Form S-3/A, the registration statements (No. 333-164928, No. 333-182269, No. 333-197492, No. 333-218829, No. 333-229348, No. 333-232097 and No. 333-265515) on Form S-8, and the registration statement (No. 333-164926) on Form S-1/A of Kennedy-Wilson Holdings, Inc. of our report dated March 29, 2024, with respect to the consolidated financial statements of KW-G Multifamily Venture I, LLC.

/s/ KPMG LLP
Los Angeles, California
March 29, 2024